Santora CPA Group
Right, By Your Side

William A. Santora, CPA
John A. D'Agostino, CPA, MST
Heath N. Kahrs, CPA
Ciro Adams, CPA

Robert Freed, Principal
Linda A. Pappajohn, Principal
Stephen M. Conyers, CPA, Principal
Stacey A. Wynne, CPA, CFE, CICA, Principal

January 5, 2012

Securities and Exchange Commission
Washington, DC 20549

Dear Commissioners:

We have read Fresh Harvest Products, Inc.'s statements included under Item 4.01 of its Form 8-K filed on January 5, 2012, and we agree with such statements concerning our firm.

Very truly yours,

Santora CPA Group

Santora CPA Group

Christiana Executive Campus ▲ 220 Continental Drive ▲ Suite 112 ▲ Newark, DE 19713-4309
Phone: (302) 737-6200 ▲ (800) 347-0116 ▲ Fax: (302) 737-3362
E-Mail: info@santoracpagroup.com ▲ www.santoracpagroup.com